SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ABN AMRO Holding N.V.	ABN AMRO Capital Funding LLC VI	ABN AMRO Capital Funding Trust VI
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

The Netherlands	Delaware	Delaware
(State or Other Jurisdiction of	(State or Other Jurisdiction of	(State or Other Jurisdiction of
Incorporation or Organization)	Incorporation or Organization)	Incorporation or Organization)

Not Applicable	To Be Applied For	56-6616233

(IRS Employer Identification Number)	(IRS Employer Identification Number)	(IRS Employer Identification Number)

Gustav Mahlerlaan 10	c/o ABN AMRO North America Holding Company	c/o ABN AMRO North America Holding Company
1082 PP Amsterdam	135 South LaSalle Street	135 South LaSalle Street
The Netherlands	Chicago, IL 60603	Chicago, IL 60603

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Reg. No. 333-104778

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
ABN AMRO Capital Funding Trust VI Preferred Securities	New York Stock Exchange

ABN AMRO Capital Funding LLC VI Preferred Securities*	New York Stock Exchange

Guarantee of ABN AMRO Holding N.V. with respect to the Trust Preferred Securities*	New York Stock Exchange

*For listing purposes only, not for trading

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrants’ Securities to be Registered

     The title of each class of securities to be registered are ABN AMRO Capital Funding Trust VI Preferred Securities, ABN AMRO Capital Funding LLC VI Preferred Securities, and Guarantees of Preferred Securities of ABN AMRO Capital Funding Trust VI. A description of each class of securities is set forth under the caption “Description of Trust Preferred Securities,” “Description of LLC Preferred Securities,” and “Description of Preferred Securities Guarantees”, respectively, in the prospectus included within the Registration Statement of ABN AMRO Capital Funding Trust VI, ABN AMRO Capital Funding LLC VI and ABN AMRO Holding N.V. on Form F-3, as amended (File No. 333-104778) (the “Registration Statement”), as supplemented by the information under the captions “Description of the Trust Securities”, “Description of the LLC Securities,” and “Description of the Guarantees and the Contingent Guarantee” contained in the prospectus supplement dated September 25, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated by reference into this Registration Statement.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1

Form of Amended and Restated Trust Agreement of ABN AMRO Capital Funding Trust VI (including specimen trust preferred security certificate) (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

2

Form of Amended and Restated Limited Liability Company Agreement of ABN AMRO Capital Funding LLC VI (including specimen LLC preferred security certificate) (incorporated herein by reference to Exhibit 4.20 to the Registration Statement).

3	Form of Guarantee of ABN AMRO Holding N.V. with respect to the Trust Preferred Securities (incorporated by reference to Exhibit 4.21 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO HOLDING N.V.

By:	/s/ Rolf Smit
Name: Rolf Smit Title: Executive Vice President

Dated: September 29, 2003

By:	/s/ Arjo Blok
Name: Arjo Blok Title: Senior Vice President

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING TRUST VI By: LaSalle Funding LLC, as Depositor

By:	/s/ J. Sirota
Name: J. Sirota Title: Vice President

Dated: September 29, 2003

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING LLC VI By: ABN AMRO North America Holding Company, as Sole Member

By:	/s/ J. Sirota
Name: J. Sirota Title: Senior Vice President

Dated: September 29, 2003